Exhibit 10.51

This is an English translation

Power of Attorney

I, Jie Chen, the shareholder of Shanghai Qitai Network Technology Co., Ltd. (“Shanghai Qitai”), hold 50% equity interest in Shanghai Qitai. I, hereby, authorize Qizhi Software (Beijing) Co., Ltd.(“Qizhi Software”) to exercise all the shareholder rights in connection with my 50% equity interest in Shanghai Qitai and irrevocably authorize Qizhi Software to exercise the following rights during the term of this power of attorney:

I hereby authorize Qizhi Software, as my attorney-in-fact, to exercise on my behalf, all the shareholder rights in connection with my 50% equity interest in Shanghai Qitai in accordance with PRC laws and the Articles of Association of Shanghai Qitai, including but not limited to: the right to propose to summon shareholders’ meetings, to receive notice regarding convening and agenda of shareholders’ meetings, to attend shareholders’ meetings and to exercise the voting rights attached to my 50% equity interest in Shanghai Qitai at the shareholders’ meeting (including voting on matters such as designation and appointment of directors, general manager, chief financial operator and other senior management of Shanghai Qitai, dividends distribution plan and etc., as my authorized representative on the shareholders’ meeting), sell or transfer my 50% equity interest in Shanghai Qitai.

Qizhi Software is entitled to appoint another individual designated by its board of directors (or executive directors) to exercise the rights authorized by Shanghai Qitai under this power of attorney.

Unless the early termination of Business Operation Agreement jointly executed by Shanghai Qitai, Qizhi Software, Su Zou and I, no matter for whatever reasons, the term of this power of attorney is ten (10) years upon the signing date of this power of attorney. If this power of attorney is expired, I shall agree to extend the term of this power of attorney as requested by Qizhi Software.

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Authorizer:
Jie Chen
/s/ Jie Chen
Date: May 20, 2009

Authorizee:
Qizhi Software (Beijing) Co., Ltd.

(Chop):	/s/ [Company Stamp of Qizhi Software (Beijing) Co., Ltd.]
Legal Representative/Authorized Representative:	/s/ Hongyi Zhou
Date: May 20, 2009